UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2016

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations

The Board of Directors of Protalix BioTherapeutics, Inc. (the “Company”) has scheduled its 2016 Annual Meeting of Shareholders for May 8, 2016 and has fixed March 10, 2016 as the record date for shareholders entitled to receive notice of, and to vote at, the 2016 Annual Meeting of Shareholders. The final date of the meeting will be announced in the proxy statement to be filed and distributed by the Company in connection with the meeting.

In order for a proposal to be considered timely, it must be received by the Company on or prior to March 14, 2016 at its principal executive offices at 2 Snunit Street, Science Park, POB 455, Carmiel 20100, Israel. Proposals should be directed to the attention of the Secretary.

The Company plans to file with the Securities and Exchange Commission (the “SEC”), and mail to its shareholders a proxy statement in connection with the 2016 Annual Meeting of Shareholders, and advises its shareholders to read the proxy statement relating to the 2016 Annual Meeting of Shareholders when it becomes available, as it will contain important information. Shareholders may obtain a free copy of the proxy statement and any other relevant documents (when available) that the Company files with the SEC via the SEC’s web site at www.sec.gov. The proxy statement and these other documents, when available, may also be obtained free of charge from the Company by directing a request to the Company at 2 Snunit Street, Science Park, POB 455, Carmiel 20100, Israel, Attention: Secretary.

The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the 2016 Annual Meeting of Shareholders. Shareholders will be able to obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the other filings by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: January 4, 2016	By:	/s/ Moshe Manor
	Name: Title:	Moshe Manor President and Chief Executive Officer